UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 31, 2007

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.             Annual Incentive Plan Awards

On January 31, 2006, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Walter Industries, Inc. (the “Company”) approved certain cash awards to be paid to its Named Executive Officers. Cash awards were made pursuant to and will be paid subject to the Annual Incentive Plan for Key Employees.

The financial goals, which account for 80% of the potential incentive award, are tied to 2006 Corporate Net Income and Return on Net Asset (RONA) for corporate executives and operating income and subsidiary RONA for subsidiary executives. Each participant also had specific individual, non-financial performance objectives which account for 20% of the potential incentive award. These non-financial objectives vary among executives and are determined based on position, operating unit and areas of responsibility. Each Named Executive Officer has a bonus target expressed as a percentage of salary. Bonus targets for Named Executive Officers range from 60% to 100% of base salary, with potential incentive awards ranging from 0% to 200% of target.

Consistent with incentive plan requirements, earnings per share and financial objectives, RONA and Net Income and Operating Income, as applicable, were evaluated as were non-financial individual performance objectives. The Incentive Plan awards for 2006 were measured against performance measures established at the beginning of the year.

The Committee also approved a 3.6% annual base salary increase for certain Named Executive Officers effective March 1, 2007. The cash awards to the Named Executive Officers for the Incentive Plan year 2006, and the revised base salary for the Named Executive Officers are as set forth below:

Name and Principal Position	Incentive Award	Revised Base Salary
Victor P. Patrick,
Vice Chairman, Secretary, General Counsel
and Director	$382,326	$383,320

Joseph J. Troy
Executive VP and CFO	$340,043	$352,250

William F. Ohrt,
Executive VP and former CFO	$557,552	N/A

George R. Richmond,
CEO, Jim Walter Resources, Inc.
and Director	$200,965	$428,321

The Committee also approved a cash incentive award for Gregory E. Hyland, former Chairman, CEO and President of the Company for the 2006 fiscal year in the amount of $1,170,400.00. Mr. Hyland tendered his resignation with the Company in connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006; however the Company retained the obligation to determine and pay Mr. Hyland’s incentive compensation payment for calendar year 2006 in accordance with the terms of the Walter Industries, Inc. Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Victor P. Patrick
Title:	Victor P. Patrick
Vice Chairman, General Counsel
and Secretary

Date: February 6, 2007